Exhibit 99.2


                       IEC ELECTRONICS CORP - CONSOLIDATED
                                  BALANCE SHEET
                          MAR 31, 2006 AND SEP 30, 2005

                                             Mar 31, 2006    SEP 30, 2005
ASSETS

CURRENT ASSETS
  Cash                                                  0         460,586
  Accounts Receivable                           4,439,063       2,343,994
  Inventories                                   2,275,867         629,808
  Deferred Income Taxes                           250,000         250,000
  Other Current Assets                            216,831         279,732
                                             ------------    ------------
    Total Current Assets                        7,181,761       3,964,120
                                             ------------    ------------

  PROPERTY, PLANT & EQUIPMENT                   1,348,928       1,506,779
  PREPAID DEBT ACQUISITION                         36,328          66,893
                                             ------------    ------------
                                                8,566,017       5,537,792
                                             ============    ============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Current Portion of Long Term Liabilities      2,820,825         345,149
  Accounts Payable                              2,098,545         917,608
  Accrued Payroll and Related Taxes               198,846         263,744
  Other Accrued Expenses                          332,176         399,336
                                             ------------    ------------
    Total Current Liabilities                   5,450,392       1,925,837
                                             ------------    ------------

LONG TERM VENDOR PAYABLE                           23,533          57,118
LONG TERM DEBT - TERM                             460,000         535,000
                                             ------------    ------------
LONG TERM DEBT - TOTAL                            483,533         592,118

SHAREHOLDER'S EQUITY
  Common stock, par value $.01 per share
   Authorized - 50,000,000 shares
   Outstanding - 8,301,710 shares                (139,978)         71,484
  Additional Paid-in Capital                   38,573,163      38,533,112
  Retained Earnings                           (35,801,093)    (35,584,759)
                                             ------------    ------------
    Total Shareholders' Equity                  2,632,092       3,019,837
                                             ------------    ------------

                                                8,566,017       5,537,792
                                             ============    ============


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
                       IEC ELECTRONICS CORP - CONSOLIDATED
                               STATEMENT OF INCOME
               FOR QUARTER END & YTD MAR 31, 2006 AND APR 1, 2005

                                         ACTUAL           PRIOR          ACTUAL           PRIOR
                                         QUARTER         QUARTER          YTD              YTD
                                      MAR 31, 2006     APR 1, 2005    MAR 30, 2006     APR 1, 2005

Sales                                    5,579,816       4,682,155       9,186,866      10,905,519
Cost of Sales                            5,148,696       4,019,121       8,237,202       9,492,717
                                      ------------    ------------    ------------    ------------
Gross Profit                               431,120         663,034         949,664       1,412,802

Less: Operating Expenses
  Selling & G&A                            515,806         587,201         998,245       1,216,141
  Restructuring                                  0          41,442               0          54,735
                                      ------------    ------------    ------------    ------------
Total Operating Expenses                   515,806         628,643         998,245       1,270,876
                                      ------------    ------------    ------------    ------------

Operating Profit                           (84,686)         34,391         (48,581)        141,926


Interest and Financing Expense             (86,602)       (102,303)       (170,653)       (199,702)
Profit (Loss) on Sale of Assets              2,910         112,866           2,910         185,166
Other Income (Expense)                           0          28,227               0          28,227
                                      ------------    ------------    ------------    ------------
Net Income before Income Taxes            (168,378)         73,181        (216,324)        155,617

  Provision for Income Tax                       0               0               0               0
                                      ------------    ------------    ------------    ------------

Income from Discontinued Operations              0               0               0               0
                                      ------------    ------------    ------------    ------------
Net Income                                (168,378)         73,181        (216,324)        155,617
                                      ============    ============    ============    ============